STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into this___day of January, 2007, by and among certain shareholders (hereinafter referred to as “Sellers”) of World Wide Relics, Inc., a Nevada corporation (the “Company”), and Classic Costume Company, Inc, (hereinafter referred to as a “Buyer”). For purposes of this Agreement, Sellers and Buyer specifically disclaim that they are acting as partners, joint ventures or for any other common purpose, excepting as it relates to the convenience of executing this Agreement as opposed to multiple similar instruments.

WHEREAS, Sellers are owners of record and beneficially own 5,000,000 shares of the 20,000,000 total issues and outstanding shares of Common Stock of the Company compromising 11.00% of all the issued and outstanding shares of Common Stock of the Company (the “Shares”);

WHEREAS, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

I.
SALE AND PURCHASE OF THE SHARES

1.1   Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Sellers agree to sell, assign, transfer, convey and deliver to Stock, which together shall continue 100% of the issued and outstanding Shares of Common Stock of the Company.

1.2   Closing. The purchase shall be consummated at a closing (“Closing”) to take place at 3:00 o’clock p.m., at the offices of Buyer on January __, 2007 (“Closing Date”) or at such other date and place as agreed upon by the parties.

1.3   Purchase Price. The aggregate purchase price (“Purchase Price”) for the Shares shall be a note for $30,000 bearing interest at the rate of 7% due on March 31st 2008 and 201,000 common shares par value $0.001 that will be included in the first SB 2 registration statement.

1.4   Other Agreements. At Closing, the indicated parties shall execute and deliver the following additional Agreements in substantially the form attached hereto:

II.
REPRESENTATION AN WARRANTIES

2.1 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

(a)
Title to the Shares. At Closing, Sellers shall own of record and beneficially an aggregate of 50,000,000 Shares of Common Stock in the Company (the “Shares”), free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting Agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other Agreements of any character, whether oral r written, with respect to the Shares.

(b)
Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

(c)
Authorized Capitalization. The authorized capitalization of the Company exists of 25,000,000 shares of capital stock consisting of 20,000,000 shares of Common Stock, par value $.001 and 5,000,000 shares of preferred stock of which 5,000,000 shares have been issued and are outstanding and no shares of Preferred Stock are authorized or outstanding. All issued and outstanding Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws.

(d)
Authority. Sellers have full power and lawful authority to execute and deliver the Shares and to consummate and perform the transaction contemplated hereby. This Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon Sellers and each of them and the Company, enforceable in accordance with its terms. Neither the execution and delivery of this Agreements by transaction contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any Agreement by which Sellers or the Company is a party or by which Seller or the company or any of their respective properties or assets are bound or affected.

(e)
Company Financial Statements. The Sellers and Company will deliver to Buyer prior to Closing, copies of unaudited financial statements from inception through December 31, 2006, all of which are true and complete and have been prepared in accordance with the United States generally accepted accounting principles. The Sellers and Company will also deliver copies of all documents and records underlying the financial statements of the Company from inception through the date of this Agreement and will in all other ways fully cooperate with Buyer and its accountants and auditors to allow Buyer’s accountants and auditors to prepare audited financial statements of the Company. In the event Sellers and the Company are unable to produce sufficient records and documentation to allow the accountants and auditors to audit the financial statements of the Company for the period from inception through the date of this Agreement, Buyer shall have the right to require Sellers to repurchase the Shares for the same price Buyer is paying to purchase the Shares, plus such reasonable costs and expenses as Buyer shall have incurred in attempting to audit the financial statements of the Company for the period from inception through the date of this Agreement.

(f)
No Undisclosed Liabilities. As of the Closing Date, the company will not have any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect hereto, and for which the Company is liable or will become liable in the future,

(g)	Authorizations. The Company has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business.

(h)
No Litigation. There are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding that specifically apply to the Company or any of its assets.

(i)
Compliance with Securities Laws. Any and all public distribution(s) and/or sales made of the Shares of the Company’s stock were made in compliance with either registration requirements and/or applicable exemptions from registration under applicable state and federal laws and neither the Company nor the Sellers has participated in a plan or scheme to evade the registration provisions of the Securities Act of 1933 or the securities regulations of any state that would prevent the Company from relying on the claimed exemptions or preclude the purchasers of the shares sold in any sale or public distribution from relying on section 4(1) of the Securities Act to make a public resale of the shares purchases from the Company in any sale or public distribution.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a)
Authority. Buyer has full power and lawful authority to execute this Agreement and to consummate and perform the transaction contemplated hereby. The Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Agreements by Buyer, nor the consummation and performance of the transaction contemplated hereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any Agreement by which Buyer are party or by which Buyer or any of their properties or assets are bound or affected.

(b)
Investment Intent. Buyer is acquiring the Shares for their own account, for investments purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same provided however that nothing represented hereby shall be interpreted as to preclude Buyer from engaging in and making the transfers necessary to accomplish a re-organization of the Company subsequent to closing. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

III.
COVENANTS

3.1  Covenants of Sellers. Sellers covenant and agree that from the date hereof to the Closing without the prior written consent of Buyer:

(a)
Ordinary Course of Business. Sellers will operate the business of the Company only in the ordinary course and will use their best efforts to preserve the Company’s business, organization, goodwill and relationships with persons having business dealings with them.

(b)
Maintain Books. Sellers will cause the Company to maintain its books, accounts and records in the usual, regular, ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

(c)
No Amendments. Sellers will not permit the Company to amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and will cause the Company to maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

(d)
No Disposition or Encumbrance. Sellers will not permit the Company to (1) dispose or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

(e)
No Securities Issuances. Sellers will not permit the Company to issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or issue any securities convertible into any securities of the Company except for the transaction contemplated herein.

IV.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to close the Transaction contemplated hereby is subject to the fulfillment by Sellers prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

4.1  Compliance with Representations, Warranties and Covenants. The representations and warranties of Sellers and the Company contained in this Agreements shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Sellers and the Company shall have performed all Agreements, covenants and conditions required to be performed by them prior to the closing.

4.2  No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transaction contemplated hereby.

4.3  Documents to be Delivered by Sellers and Company. Sellers shall have delivered the following documents:

(a)	Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers with a current medallion guarantee;

(b)
A copy of (I) the Articles of Incorporation of the Company and any and all amendments thereto, certified as correct by the Company, and (ii) the Bylaws of the Company certified as correct by the Company (iii) a Certificate of Good Standing dated within 30 days of the date of closing;

(c)
All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of account, leases and material contracts; and

(d)
Financial statements of the Company from inception through December 31, 2005 prepared in accordance with the United States generally accepted accounting principles and copies of all documents and records underlying the financial statements of the Company from inception through the date of this Agreement to allow Buyer’s accountants and auditors to prepare audited financial statements of the Company, as well as, such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

V.
CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

The obligation of Sellers to close this transaction are subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

5.1  Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

5.2  No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transaction contemplated hereby.

5.3  Payments. See Section 1.3 of this Agreement.

VI.
MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

6.1  Modification. Buyer, Company and Sellers may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

6.2  Waivers. Buyer, Company and Sellers may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

(a)	By the mutual consent of Sellers, Company and Buyer;

(b)
By Buyer, if the representations and warranties of Sellers and Company set forth herein shall no be accurate, or the conditions precedent set forth in Article IV shall not have been satisfied, in all material respects; or

(c)
By Sellers or Company, if the representations and warranties of Buyer set forth herein shall not be accurate, or the condition precedent set forth in Article V shall not have been satisfied in all material respects.

VII.
MISCELLANEOUS

7.1  Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

7.2  Binding Effect of the Agreement. This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire Agreement between the parties. The terms and conditions of the Agreement shall inure to the benefit of and binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

7.3  Applicable Law. This Agreement is made pursuant to, and will be construed under, the laws of the State of New York.

7.4  Notices. All notices, requests, demands and other communications hereunder shall be writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

(a)If to Sellers, to:	Western Securities Corp P.O. Box 23866 New Orleans. LA

(b) If to Buyer, to:	Classic Costume Company, Inc Suite 104 1202 Lexington Avenue New York. NY 10028

7.5  Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

7.6  Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

7.7  Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

SELLERS:	BUYER:
/s/ J.D. Jordan,	/s/ E.T. Owens
J.D. Jordan,	E.T. Owens
Western Securities Corporation	President, Classic Costume Company, Inc.

Exhibit “A”

Assets & Liabilities of World Wide Relics, Inc., a Nevada corporation, as of January ___, 2007:

Assets	Amount	Date
Total Assets	$5000	January ___, 2007

Liabilities	Amount	Date
Total Liabilities	$4000	January ___, 2007